UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020
______________

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
______________

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HVT	NYSE
Class A Common Stock	HVTA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     □

EXPLANATORY NOTE

This Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Haverty Furniture Companies, Inc. filed with the Securities and Exchange Commission on March 23, 2020 (the “Original Filing”), and is being filed in order to amend Item 2.03 of the Original Filing to correct the misspelling of the lender, Truist Bank and related reference.

Although no changes have been made to the Original Filing other than to amend the information set forth above, the Original Filing is being amended and restated in its entirety.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Drawdown of Secured Revolving Credit Facility
As previously disclosed,  Haverty Furniture Companies, Inc. (the “Company”) has an Amended and Restated Credit Agreement, dated as of September 27, 2019 (the "Credit Agreement"), among  the Company, the borrowing subsidiary party, the lenders party thereto and Truist Bank (as successor by merger to SunTrust Bank), as administrative agent and issuing bank. The Credit Agreement provides for a revolving credit facility of $60.0 million (the “Revolving Credit Facility”), and is secured by inventory, accounts receivable, cash and certain other personal property. Availability fluctuates under a borrowing base calculation and is reduced by outstanding letters of credit. The material terms of the Credit Agreement are described under "Note 6, Credit Arrangement" in the notes to financial statements in our Annual Report on Form 10-K for the year December 31, 2019.

The Company has not had any amounts outstanding under the Credit Agreement or its predecessor agreements, originating in 2008. The Company provided notice to the administrative agent on March 17, 2020 to borrow $25.0 million and on March 20, 2020 to borrow $18.8 million under the Revolving Credit Facility. The Company may repay amounts borrowed at any time without penalty. As a result of the borrowings described, there is currently a $10.5 million unused borrowing capacity under the Revolving Credit Facility.

The interest rate on the outstanding balance from time to time of the Revolving Credit Facility is based upon, at the Company’s option, either: (i) the Eurodollar rate or (ii) the base rate, in each case, plus an applicable margin. Such applicable margin is a percentage per annum of 1.50% for average availability less than $30.0 million or 1.25% for average availability greater or equal to $30.0 million. The current interest rate for borrowings under the Revolving Credit Facility is the three-month Eurodollar LIBOR rate plus 1.50%.

The Company initiated its borrowings under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility considering current uncertainty in the global markets resulting from the COVID-19 outbreak. The proceeds from the Revolving Credit Facility borrowings are currently being held on the Company’s balance sheet. In accordance with the terms of the Credit Agreement, the proceeds from the Revolving Credit Facility borrowings may in the future be used for working capital, general corporate or other purposes permitted by the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
March 24, 2020	By:
Jenny Hill Parker Senior Vice President, Finance and Corporate Secretary